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EXHIBIT (a)(4)

GATEWAY BANCSHARES, INC.

NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer if certificates evidencing shares of common stock of Gateway Bancshares, Inc., a Georgia corporation ("Gateway"), are not immediately available.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH BELOW OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY.

GATEWAY BANK & TRUST
5102 Alabama Highway
P.O. Box 129
Ringgold, Georgia 30736
By Facsimile Transmission:
(706) 965-5512
Confirm by Telephone:
(706) 965-5500

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE LETTER OF TRANSMITTAL) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Gateway, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal dated April 30, 2003, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase.

ODD LOTS

        To be completed ONLY if the shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares. The undersigned either (check one box):

  ☐
  is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

  ☐
  is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

CONDITIONAL TENDER

  ☐
  A tendering shareholder may condition his or her tender of shares upon Gateway purchasing a specified minimum number of the shares tendered, all as described in the Offer to Purchase. Unless at least that minimum number of shares you indicate below is purchased by Gateway pursuant to the terms of the offer, none of the shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

Minimum number of shares to be sold:

(Please Type or Print)
Certificate Nos. (If Available):
Name(s):
Address(es):

Area Code(s) and Telephone Number(s):
Sign Here:
Signature(s)
Dated:	, 2003

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to Gateway Bank & Trust of the shares tendered, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, and any other required documents, all within three business days of this date.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.

Authorized Signature
(Name Please Print)
(Title)
Name of Firm
Address

(Including Zip Code)
Area Code and Telephone Number
Date:	, 2003

DO NOT SEND CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES SHOULD
BE SENT WITH THE LETTER OF TRANSMITTAL.

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  EXHIBIT (a)(4)
GATEWAY BANCSHARES, INC. NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK